As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-192961

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	3550	98-1141328
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code Number)	(I.R.S. Employer Identification Number)

P.O. Box 471

Sharp Street

Walkden

Manchester

M28 8BU

United Kingdom

+44-161-703-1885

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Angela D. Lageson

Senior Vice President, General Counsel and Secretary

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Minneapolis, Minnesota 55416-1261

(763) 545-1730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Benjamin F. Garmer, III, Esq.

John K. Wilson

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-2400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement and the completion of the transaction described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non–accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date or dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Pentair plc Registration Statement on Form S-4 (Registration No. 333-192961) originally filed with the Securities and Exchange Commission on December 19, 2013, as amended by Amendment No. 1 filed February 28, 2014, is being filed for the sole purpose of re-filing Exhibit 5.1 (and the related consent included therein as Exhibit 23.4) and updating the Exhibit Index accordingly. This Amendment No. 2 does not relate to the contents of the proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Pursuant to the Pentair-Ireland articles of association, subject to the provisions of, and so far as may be permitted by the Companies Acts, every director or other officer of Pentair-Ireland (other than an auditor) shall be indemnified out of the assets of Pentair-Ireland, against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Pentair-Ireland and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court; provided, however that the indemnity shall not extend to any liability arising from such person’s fraud or dishonesty in the performance of their duties or such officers’ conscious, intentional or willful breach of any duty to act in the best interest of the Company.

Pentair-Ireland will maintain insurance to reimburse Pentair-Ireland’s directors and officers and the directors and officers of Pentair-Ireland’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Pentair-Ireland or any of Pentair-Ireland’s subsidiaries.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

**2.1	Merger Agreement between Pentair Ltd. and Pentair plc (incorporated from Annex A to the proxy statement/prospectus).

**3.1	Articles of Association of Pentair plc.

**3.2	Form of Articles of Association of Pentair plc (incorporated from Annex B to the proxy statement/prospectus).

5.1	Form of Opinion of Arthur Cox regarding the legality of securities being registered.

**8.1	Opinion of Foley & Lardner LLP regarding material U.S. tax matters.

**8.2	Opinion of Bär & Karrer AG regarding material Swiss tax matters.

**8.3	Opinion of Arthur Cox regarding material Irish tax matters.

**8.4	Opinion of Eversheds LLP regarding material U.K. tax matters.

**23.1	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair Ltd.

**23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair plc.

**23.3	Consent of Deloitte & Touche LLP relating to the audited combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

23.4	Consent of Arthur Cox (included in Exhibit 5.1).

**23.5	Consent of Foley & Lardner LLP (included in Exhibit 8.1).

Exhibit No.	Description

**23.6	Consent of Bär & Karrer AG (included in Exhibit 8.2).

**23.7	Consent of Arthur Cox (included in Exhibit 8.3).

**23.8	Consent of Eversheds LLP (included in Exhibit 8.4).

**99.1	Form of Proxy Card for Pentair Ltd. Extraordinary General Meeting.

**99.2	Consent of persons named to become directors of the Registrant who have not signed this Registration Statement.

*	To be filed by amendment.
**	Previously filed.

Item 22.	Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(b) that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the United States Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on March 14, 2014.

PENTAIR PLC

By:	/s/ Angela D. Lageson
Name: Angela D. Lageson
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities listed below on March 14, 2014.

Signature	Title

/s/ Angela D. Lageson Angela D. Lageson	Director (Principal Executive Officer and Authorized Representative in the United States)

/s/ Christopher R. Oster Christopher R. Oster	Director (Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description

**2.1	Merger Agreement between Pentair Ltd. and Pentair plc (incorporated from Annex A to the proxy statement/prospectus).

**3.1	Articles of Association of Pentair plc.

**3.2	Form of Articles of Association of Pentair plc (incorporated from Annex B to the proxy statement/prospectus).

5.1	Form of Opinion of Arthur Cox regarding the legality of securities being registered.

**8.1	Opinion of Foley & Lardner LLP regarding material U.S. tax matters.

**8.2	Opinion of Bär & Karrer AG regarding material Swiss tax matters.

**8.3	Opinion of Arthur Cox regarding material Irish tax matters.

**8.4	Opinion of Eversheds LLP regarding material U.K. tax matters.

**23.1	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair Ltd.

**23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair plc.

**23.3	Consent of Deloitte & Touche LLP relating to the audited combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

23.4	Consent of Arthur Cox (included in Exhibit 5.1).

**23.5	Consent of Foley & Lardner LLP (included in Exhibit 8.1).

**23.6	Consent of Bär & Karrer AG (included in Exhibit 8.2).

**23.7	Consent of Arthur Cox (included in Exhibit 8.3).

**23.8	Consent of Eversheds LLP (included in Exhibit 8.4).

**99.1	Form of Proxy Card for Pentair Ltd. Extraordinary General Meeting.

**99.2	Consent of persons named to become directors of the Registrant who have not signed this Registration Statement.

*	To be filed by amendment.
**	Previously filed.